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EXHIBIT 10.1

SECOND AMENDMENT
TO
REVOLVING CREDIT AGREEMENT

    This Amendment, dated as of May 29, 2001, is entered into by (1) LTC PROPERTIES, INC., a Maryland corporation (the "Borrower"), (2) the financial institutions listed on the signature pages hereof (the "Lenders"), (3) SANWA BANK CALIFORNIA, as administrative agent (the "Administrative Agent") for the Lenders, (4) BANK OF MONTREAL, as syndication agent (the "Syndication Agent"), and (5) BNP PARIBAS, as documentation agent (the "Documentation Agent").

Recitals

    A.  The Borrower, the Lenders, the Administrative Agent, the Syndication Agent and the Documentation Agent are parties to a Revolving Credit Agreement dated as of October 31, 2000, as amended by a First Amendment to Revolving Credit Agreement dated as of March 23, 2001 (said Revolving Credit Agreement, as so amended, herein called the "Credit Agreement"). Terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein, and the rules of interpretation set forth in Sections 1.2 and 1.3 of the Credit Agreement are incorporated herein by reference.

    B.  The Borrower and the Lenders wish to amend the Credit Agreement to change the definition of "Applicable Value" and certain related provisions. Accordingly, the Borrower and the Lenders hereby agree as set forth below.

    SECTION 1.  Amendments to Credit Agreement.  Subject to the terms and conditions of this Amendment, the Borrower and the Lenders hereby agree that the Credit Agreement is amended as set forth below.

    (a) The definition of "Applicable Value" in Section 1.1 of the Credit Agreement is amended in full to read as follows:

      "'Applicable Value' means, with respect to the Borrower and its Subsidiaries as of any date of determination, by reference to the most recent annual or quarterly balance sheet delivered by the Borrower to the Lenders (but subject to any subsequent impairment charges), (a) for any Owned Property, the lesser of (i) the Book Value thereof, net of depreciation applied on a pro rata basis, and (ii) the appraised value thereof determined pursuant to the most recent Appraisal (if any) obtained with respect thereto, in either case net of any impairment charges, (b) for any Mortgage Loan, the unpaid principal balance thereof, net of any impairment charges, and (c) for any REMIC Certificate, the book value thereof determined in accordance with GAAP."

    (b) Clause (c) of the definition of "Eligible Owned Property" in Section 1.1 of the Credit Agreement is amended in full to read as follows:

      "(c) an Owned Property subject to a lease under which any lease payment is 30 or more days past-due; provided, however, that an Owned Property (i) whose Operator is the subject of a bankruptcy proceeding or is otherwise insolvent and (ii) that is not ineligible for inclusion in the Borrowing Base pursuant to clause (f) below shall not be ineligible for inclusion in the Borrowing Base pursuant to this clause (c);."

    (c) Clause (f) of the definition of "Eligible Owned Property" in Section 1.1 of the Credit Agreement is amended in full to read as follows:

      "(f) an Owned Property (i) whose Operator is the subject of a bankruptcy proceeding or is otherwise insolvent and (ii) if any such bankruptcy proceeding is pursuant to Chapter 11 of the United States Bankruptcy Code, that is subject to (A) a lease that has been rejected in such bankruptcy proceeding or (B) a lease under which any lease payment is past-due by more than the sum of (1) 60 days after the initiation of such bankruptcy proceeding plus (2) the number of days, if any (but not to exceed 29), by which such lease payment was past-due before the initiation of such bankruptcy proceeding;."

    (d) Section 5.1(a)(i) of the Credit Agreement is amended in full to read as follows:

      "(i) as soon as possible and in any event within 25 days after the end of each calendar month, a certificate duly executed by an Authorized Officer stating that (A) the number and identity of the Eligible Mortgage Loans and Eligible Owned Properties of the Borrower and its Subsidiaries and (B) the aggregate impairment charges in respect of Eligible Mortgage Loans and the aggregate impairment charges in respect of Eligible Owned Properties, in each case as specified in the Borrowing Base Certificate most recently delivered to the Lenders, have not changed or, if there has been any such change, setting forth the details thereof;."

    (e) Annex 1 to the form of Borrowing Base Certificate attached to the Credit Agreement as Exhibit D is amended in full to be in the form attached hereto as Annex 1.

    SECTION 2.  Conditions to Effectiveness.  This Amendment shall become effective as of the date first set forth above when and if the Administrative Agent receives a fee of $100,000, for the ratable account of the Lenders, and the following documents, each dated the date hereof, otherwise in form and substance satisfactory to the Administrative Agent and in the number of originals requested by the Administrative Agent:

    (a) this Amendment, duly executed by the Borrower and the Lenders;

    (b) consents to this Amendment, duly executed by the Guarantors; and

    (c) such other approvals, opinions, evidence and documents as any Lender through the Administrative Agent may reasonably request.

    SECTION 3.  Representations and Warranties of Borrower.  The Borrower represents and warrants to the Lenders and the Administrative Agent as set forth below.

    (a) The execution, delivery and performance by the Borrower of this Amendment and the Credit Documents, as amended hereby, to which the Borrower is a party are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene the Borrower's charter documents or bylaws, (ii) contravene any Governmental Rule or contractual restriction binding on or affecting the Borrower or (iii) result in or require the creation or imposition of any Lien (other than any created by the Credit Documents) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

    (b) No Governmental Action is required for the due execution, delivery or performance by the Borrower of this Amendment or any of the Credit Documents, as amended hereby, to which the Borrower is or is to be a party.

    (c) This Amendment and each of the other Credit Documents, as amended hereby, to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally.

    (d) The Collateral Documents constitute valid Liens on the Collateral purported to be covered thereby and secure the payment of all obligations purported to be secured thereby; and the execution, delivery and performance of this Amendment do not adversely affect the Liens of the Collateral Documents.

    (e) The financial information as of December 31, 2000 and for the fiscal year then ended that was delivered by the Borrower to the Lenders pursuant to Section 5.1(a)(iv) of the Credit Agreement fairly presents the financial condition of the Borrower and the relevant Subsidiaries as of such date and the results of the operations of the Borrower and such Subsidiaries for the fiscal year ended on such date, all in accordance with GAAP applied on a consistent basis. Except as disclosed in the Borrower's report on Form 10-K for its fiscal year ended on December 31, 2000, since that date no event or situation has occurred that could reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries have no material contingent liabilities except as disclosed in the aforementioned financial information.

    (f)  The representations and warranties contained in the Credit Documents are correct on and as of the date hereof as though made on and as of such date (other than any such representations or warranties that, by their terms, refer to a specific date, in which case as of such specific date). No event has occurred and is continuing, or would result from the effectiveness of this Amendment, that constitutes a Default.

    SECTION 4.  Reference to and Effect on Credit Documents.

    (a) On and after the effective date of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or any other expression of like import referring to the Credit Agreement, and each reference in the other Credit Documents to "the Credit Agreement," "thereunder," "thereof," "therein" or any other expression of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

    (b) Except as specifically amended above, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed; provided, however, that the Borrower hereby ratifies and confirms the Release of Claims with respect to all "Released Matters" (as defined in the Release of Claims) as if that term had been defined to cover the period from the beginning of time through and including the date of this Amendment. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all obligations stated to be secured thereby under the Credit Documents, as amended hereby.

    (c) Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under any of the Credit Documents or constitute a waiver of any provision of any of the Credit Documents.

    SECTION 5.  Costs and Expenses.  The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.

    SECTION 6.  Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

    SECTION 7.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF CALIFORNIA.

LTC PROPERTIES, INC.
By:

Name:
Title:
SANWA BANK CALIFORNIA, as Administrative Agent and Lender
By:
E. Leigh Irwin Senior Vice President
BANK OF MONTREAL, as Syndication Agent and Lender
By:

Name:
Title:
BNP PARIBAS, Los Angeles Branch, as Documentation Agent and Lender
By:

Name:
Title:
By:

Name:
Title:

S–1

BANK HAPOALIM B.M.
By:

Name:
Title:
By:

Name:
Title:
BANK OF AMERICA, N.A.
By:

Name:
Title:
KEY CORPORATE CAPITAL INC.
By:

Name:
Title:
BHF (USA) CAPITAL CORPORATION
By:

Name:
Title:
By:

Name:
Title:

S–2

WELLS FARGO BANK, N.A.
By:

Name:
Title:
BANK LEUMI USA
By:

Name:
Title:

S–3

ANNEX 1

BORROWING BASE REPORT
as of

Book value of Eligible Mortgage Loans	$
Less: Impairment adjustments

Applicable Value of Eligible Mortgage Loans	$

Book value of Eligible Owned Properties	$
Less: Impairment adjustments

Book value of Eligible Owned Properties, as adjusted	$
Less: Depreciation, allocated pro rata Appraisal to book adjustments	$

Applicable Value of Eligible Owned Properties	$

Borrowing Base Calculation
Sum of:
75% of total Applicable Value of Eligible Mortgage Loans	$
and
60% of total Applicable Value of Eligible Owned Properties	$

Borrowing Base	$
Less: Advances outstanding	$
Less: Letters of Credit outstanding	$
Less: Unreimbursed drawings under Letters of Credit	$
Borrowing Base Availability (lesser of Borrowing Base and Aggregate Commitment, as it may be reduced pursuant to terms of Credit Agreement)	$

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  EXHIBIT 10.1
SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT